EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use in Amendment No. 3 to Form SB-2/A Registration Statement (File No. 333-102366) under the Securities Act of 1933 of American Ammunition, Inc. (a California corporation) of our independent auditor's report dated March 7, 2003 (except for Note J as to which the date is March 20, 2003), relating to the consolidated balance sheets of American Ammunition, Inc. and Subsidiaries as of December 31, 2002 and December 31, 2001 (as restated) and the related consolidated statements of operations and comprehensive loss and cash flows for the year ended December 31, 2002 and the year ended December 31, 2001 (as restated), respectively, accompanying the financial statements contained in such Amendment No. 3 to Form SB-2/A Registration Statement Under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                                         /s/ S. W. Hatfield, CPA
                                                       -------------------------
                                                             S. W. HATFIELD, CPA

Dallas, Texas
May 13, 2003



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